EXHIBIT 3.1

   ARTICLES OF INCORPORATION

ROSS MILLER
Secretary of State
204 North Carson Street, Suite 4
Carson City, Nevada 89701-4620
(775) 684-5708
Website:  www.nvsos.gov

Articles of Incorporation (PURSUANT TO NRS CHAPTER 78)	Filed in the Office of Ross Miller, Secretary of State, State of Nevada Document Number 20140829828-74 Filing Date and Time 12/29/2014 Entity Number : E0647382014-5

1.  Name of Corporation:     OILFIELD SAFETY HOLDINGS INC.

2.  Registered Agent for Service of Process Commercial Registered Agent:                PARACORP  INCORPORATED

3.  Authorized Stock:      100,000 Preferred par value .001
                                      74,000,000 Common par value .001

4.  Names and Addresses of Board of Directors –

  1) SHAWN W. SMOOT, 1507 N. 1ST STREET, McALESTER OK  74501

  2) AMY WILKINSON 1507 N. 1ST STREET, McALESTER OK  74501

5.  Purpose:       The purpose of the coporation shall be:   ANY LEGAL PURPOSE

6.  Name and Address of Signature of Incorporator - /s/ Robert L. Cashman, 18482 Park Villa Place, Villa Park, California 92861

7.  Certificate of Acceptance of Appointment of Registered Agent - Paracorp Incorporation, 318 N Carson St. #208, Carson City NV 89701 //signed//